UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2017

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Xtant Medical Holdings, Inc. (the “Company”) held its annual meeting of stockholders on December 29, 2017. The final voting results relating to the matters voted on at the 2017 annual meeting of shareholders are set forth below.

Proposal 1.	Election of Class III Directors

Stockholders elected the following Class III directors to the Board to serve until the 2020 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified:

Nominee	For	Withheld
Michael Lopach	4,345,223	145,343
Rudy A. Mazzocchi	4,337,056	153,510

Proposal 2.	Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of EKS&H LLLP as the independent auditors of the Company for the fiscal year ended December 31, 2017, in accordance with the voting results listed below:

For	Against	Abstain
11,110,910	215,785	23,309

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2018
XTANT MEDICAL HOLDINGS, INC.

	By:	/s/ Carl D. O’Connell
	Name:	Carl D. O’Connell
	Title:	Chief Executive Officer